UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2013, Dialogic Inc. (the “Company”) received a Staff Determination Letter from the Listing Qualifications Department of The NASDAQ Stock Market (“Staff”) that the NASDAQ Hearings Panel (the “Panel”) had determined to delist the Company’s shares from the NASDAQ Stock Market, and that trading in the Company’s shares would be suspended effective at the open of business on Wednesday, April 17, 2013. The Company was also notified that The NASDAQ Stock Market will complete the delisting of the Company’s shares by filing a Form 25-NSE Notification of Delisting with the Securities Exchange Commission (the “SEC”) after applicable appeal periods have lapsed. The Company does not intend to further appeal NASDAQ’s delisting determination.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2012, the Company received a deficiency notice on December 26, 2012 notifying the Company that it had not regained compliance with NASDAQ Listing Rule 5810(c)(3)(D) (the “Market Value Rule”) and that the Company’s securities would be scheduled for delisting from The NASDAQ Global Market and would be suspended at the opening of business on January 4, 2013, unless the Company requested an appeal of Staff’s decision to the Panel. Accordingly, the Company requested a hearing before the Panel; and appeared before the Panel at a hearing on March 7, 2013.

On March 15, 2013, the Panel rendered its decision and allowed the Company to continue to be listed on The NASDAQ Global Market, subject to the condition that, on or before April 15, 2013, the Company would demonstrate to the Panel that it had regained compliance with the Market Value Rule. As the Company did not regain compliance with the Market Value Rule, the Staff has determined to delist the Company’s shares from the Nasdaq Stock Market.

Beginning with the opening of trading on Wednesday, April 17, 2013, the Company’s common stock will trade on the OTCQB. The Company’s common stock will continue to trade under the symbol “DLGC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: April 16, 2013	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel